Exhibit 99.1

Press contact: Trinseo Donna St.Germain Tel: +1-610-240-3307 Email:stgermain@trinseo.com	Press contact, Europe/Asia: Porter Novelli Sylva De Craecker Tel : + 32 478 27 93 62 sylva.de.craecker@porternovelli.be	Investor Contact: Trinseo David Stasse Tel : +1 610-240-3207 Email: dstasse@trinseo.com

FOR IMMEDIATE RELEASE

Trinseo Executive Leadership Changes:  Pugh Named COO

Stedman and Yarkadas Join as Business Presidents; Reverberi, Al Jabi Named to New Business Director Roles

Berwyn, PA — October 7, 2015  —  Trinseo (NYSE:TSE), a global materials company and manufacturer of plastics, latex and synthetic rubber, has announced a number of leadership changes to add depth to the executive team, and in support of the company’s continued emphasis on governance and succession planning.

“These changes to our executive leadership team reflect Trinseo’s continued maturation as a public company,” said Chris Pappas, President and CEO of Trinseo. “We are establishing the COO position as an interim role as the company implements a number of strategic initiatives that must be integrated into our businesses. Martin Pugh’s broad industry experience makes him the ideal executive to drive these strategic initiatives.”

•                  Martin Pugh, Senior Vice President and Business President for Performance Materials, has been named Executive Vice President and Chief Operating Officer (COO) of Trinseo. He will report to Chris Pappas, President and CEO of Trinseo.  In this newly created interim role, Pugh will elevate his focus  to stimulate and support cross-business optimization initiatives; lead, mentor and partner with the new Business Presidents on key strategic business issues;  and support strategic efforts across the company.

•                  Tim Stedman will join Trinseo as Senior Vice President and Business President, Basic Plastics and Feedstocks. He will report to Pugh. Stedman was most recently Business Director, Basic Chemicals, at ExxonMobil Chemical.  During his 22-year career at ExxonMobil Chemical, Stedman worked in manufacturing, commercial, product management, strategy development and global business leadership, including assignments in Belgium, the U.S. and the U.K. He has a bachelor’s degree in Chemical Engineering from University of Manchester Institute of Science and Technology.  Stedman will join the Executive Leadership Team (ELT) and be based in Horgen, Switzerland.

•                  Hayati Yarkadas will join Trinseo as Senior Vice President and Business President, Performance Materials.  He will report to Pugh.  Yarkadas was most recently Senior Vice President and General Manager, Europe, for Tate & Lyle.  Prior to that, he worked for DuPont in a series of sales and marketing manager roles, and later was Global Business Director for Advanced Glass Interlayers, and General Manager of the DuPont Teijin Films joint venture.  He has a master’s degree in Mechanical

Engineering from Istanbul Technical University, and an MBA from Imperial College London. Yarkadas will join the Executive Leadership Team (ELT) and be based in Horgen, Switzerland.

“The additions of Hayati Yarkadas and Tim Stedman as Business Presidents will add tremendous experience and industry knowledge to further our business strategies,” said Pappas.  “As Trinseo continues to mature as a public company, these moves will add depth to our executive leadership.”

In addition, the following leadership changes were recently announced in the business units.

•                  Francesca Reverberi, Global Business Director, Synthetic Rubber, has been named Global Business Director for the newly created Basic Plastics business. She will have global business responsibility for the Styrenic Polymers (including Polystyrene, ABS and SAN) and Polycarbonate businesses. Reverberi joined Trinseo in 2010 as Product Director for Latex Europe and Americas, and later moved to the Synthetic Rubber business as Product Director in 2011.  She was named to her most recent role as Global Business Director in January 2012.  Prior to Trinseo, she held a variety of business leadership roles at Dow Chemical, including product director for Emulsion Polymers, market researcher, account manager and commercial manager for Aromatics Derivatives.  Prior to joining Dow, she completed her thesis while at Agip Petroli (Sannazzaro refinery), an Italian Petrochemical company.  She has a master’s degree in Engineering from Politecnico di Milano, and an MBA from SDA Bocconi. Reverberi will report to Stedman and remain located in Horgen, Switzerland.

•                  Celso Magri, Marketing Manager, Styrenic Polymers, Europe/MEA, has been named Global Product Director, Basic Plastics. He will have global product management responsibility for Styrenic Polymers (including Polystyrene, ABS and SAN) and Polycarbonate.  Magri joined Trinseo in 2013 as Styrenic Polymers Marketing Manager for Europe.  He has more than 20 years of experience in marketing, sales and business development in Dow Europe and Rohm and Haas. He has a master’s degree in Engineering from Escola Politecnica-USP, and an MBA from London Business School.  He will report to Reverberi and remain located in Horgen, Switzerland.

•                  Samer Al Jabi, Global Product Director for Styrenic Polymers, has been named Global Business Director, Synthetic Rubber. Al Jabi joined Trinseo in 2010 as Global Market Manager for Construction, Infrastructure, and Transportations markets, and was promoted to his current role in 2012.  Prior to Trinseo, held positions at Dow Chemical in sales, marketing and new business development.  Prior to Dow, he worked in sales roles in the construction sector in Jordan and the United Arab Emirates. Al Jabi has a master’s degree in Mechanical Engineering from Jordan University of Science & Technology, and an MBA from The University of Sheffield in England. He will report to Yarkadas and remain located in Horgen, Switzerland.

“These changes in business leadership are in recognition of the continued development of these talented leaders,” said Pappas.  “It also demonstrates the company’s commitment to career growth from within and leadership development for our people.”

All roles are effective November 1, 2015.

About Trinseo

Trinseo is a leading global materials company and manufacturer of plastics, latex and rubber, dedicated to collaborating with customers to deliver innovative and sustainable solutions. Trinseo’s technology is used by customers in industries such as home appliances, automotive, building & construction, carpet, consumer electronics, consumer goods, electrical & lighting, medical, packaging, paper & paperboard, rubber goods and tires. Trinseo had approximately $5.1 billion in revenue in 2014, with 19 manufacturing sites around the world, and approximately 2,100 employees. More information can be found on Trinseo’s website. Formerly known as Styron, Trinseo completed its renaming process in the first quarter of 2015.

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